Rule 424(b)(2)
                                        Registration No. 33-308319
                                        NASD File No. 960722003

PRICING SUPPLEMENT NO. 2
Dated September 30, 1996 to Prospectus
Supplement dated September 25, 1996
and Prospectus dated September 25, 1996

                        LEHMAN BROTHERS INC.
                     Medium-Term Notes, Series A
                            (Fixed Rate)

         Due from Nine Months to 30 Years from Date of Issue
    Interest Payable each February 15, August 15 and at maturity

Pricing to Public:  100%

Agent's Commission: .35%

Original Issue Date: 10/3/96

Interest Rate Per Annum:                6.96%

Maturity Date:  10/4/99

The aggregate principal amount of this offering is $10,000,000 and relates only to Pricing Supplement No. 2. Medium-Term Notes, Series A may be issued by the Company in an aggregate principal amount of up to $500,000,000 and, to date, including this offering, an aggregate of $15,000,000 Medium-Term Notes, Series A has been issued and $15,000,000 are outstanding.